                                                                     EXHIBIT 1.4

                                5,600,000 SHARES

                      WEIDER NUTRITION INTERNATIONAL, INC.

                              CLASS A COMMON STOCK

                            AGREEMENT AMONG MANAGERS

                                                                 London, England
                                                                  April __, 1997

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
ADAMS, HARKNESS & HILL, INC.
HAMBRECHT & QUIST LLC


         The above-named parties (the "Managers") wish to record the arrangements agreed among them in relation to the purchase and distribution of 1,120,000 shares (the "International Firm Securities") of Class A Common Stock (the "Securities"), of Weider Nutrition International, Inc., a Delaware corporation (the "Company"), and in relation to an option granted to the Managers and exercisable by CSFBC (as defined below) to purchase up to 168,000 additional shares of Securities (the "International Optional Securities") for the sole purpose of covering over-allotments. The International Firm Securities and the International Optional Securities are collectively referred to as the "International Securities".

         1. Subscription Arrangements. On April __, 1997 the Managers will enter into a subscription agreement (the "Subscription Agreement") with the Company under which the Managers acting severally and not jointly will agree to purchase and pay for the International Firm Securities and the International Optional Securities in the respective amounts and at the price set forth in the Subscription Agreement, and otherwise upon the terms and conditions of the Subscription Agreement on the First Closing Date and the Second Closing Date, respectively, referred to therein (each a "Closing Date"). It is understood that the Company is concurrently entering into an Underwriting Agreement (the "Underwriting Agreement") with the underwriters listed on Schedule A attached thereto (the "U.S. Underwriters"), for whom Credit Suisse First Boston Corporation ("CSFBC"), Salomon Brothers Inc, Adams, Harkness & Hill, Inc. and Hambrecht & Quist LLC are acting as representatives (the "Representatives"), providing for the sale of 4,480,000 shares of Securities (the "U.S. Firm Securities") in the United States and Canada and granting the U.S. Underwriters the option, exercisable from time to time by CSFBC, to purchase up to 672,000 additional shares of Securities (the "U.S. Optional Securities") for the sole purpose of covering over-allotments. The U.S. Firm Securities and the U.S. Optional Securities are collectively referred to as the "U.S. Securities. The International Firm Securities and the U.S. Firm Securities are collectively referred to as the "Firm Securities"; the International Optional Securities and the U.S. Optional Securities are collectively referred to as the "Optional Securities". The International Securities and the U.S. Securities are herein collectively called the "Offered Securities". The term "underwriting
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commitment", as used in this Agreement with respect to any Manager, shall refer to the principal amount or number of shares or units of International
Securities (plus such additional International Securities as may be required by the Subscription Agreement to be purchased by such Manager in the event of a default by one or more of the Managers) which such Manager is obligated to purchase pursuant to the provisions of the Subscription Agreement. It is also understood that certain matters will be governed by an Agreement Between U.S. Underwriters and Managers (the "Intersyndicate Agreement") between the U.S. Underwriters and the Managers, to be dated the date of the Subscription Agreement.

         2. Prospectuses and Registration Statements. Each of the Managers acknowledges that it has received copies of the registration statement (No. 333-12929) relating to the Offered Securities, the forms of related prospectuses and the amendment or amendments thereto, filed by the Company with the United States Securities and Exchange Commission (the "Commission"). If applicable, an additional registration statement relating to the Offered Securities may have been or may be filed by the Company with the Commission pursuant to Rule 462(b) under the United States Securities Act of 1933 (the "Act"). Each of the Managers acknowledges that such registration statements and prospectuses may be further amended. The terms "Registration Statement", "International Prospectus", "U.S. Prospectus" and "Prospectuses" shall have the meanings ascribed to them in the Subscription Agreement. Each of the Managers hereby severally confirms its authorization to Credit Suisse First Boston (Europe) Limited ("CSFBL") as its agent and on its behalf to enter into the Subscription Agreement and the Intersyndicate Agreement, each in such form as CSFBL determines, and to take all acts necessary to carry out the provisions thereof.

         3.  Open Market Transactions; Selling Restrictions; Sales Allocations.
(a) Each Manager agrees that from the date of the invitation telex to participate in the offering (the "Telex") in connection with the sale of the International Securities until CSFBL shall have notified it of the termination of the selling restrictions set forth in Sections 3(a), (b) and (d) hereof, neither it nor any of its "affiliated purchasers" (as defined for the purposes of Rule 101 in Regulation M ("Regulation M") under the United States Securities Exchange Act of 1934 (the "Exchange Act")) will, except to the extent permitted by Rule 101 in Regulation M or any applicable exemption therefrom, in each case as interpreted by the Commission, (i) bid for or purchase for any account in which such Manager or affiliated purchaser has a beneficial interest, any Securities, any other class of share capital of the Company, any right to purchase any Securities or other class of share capital of the Company, any other security of the same class or series as the Securities or any depositary shares representing Securities, representing any other class of share capital of the Company or representing any other security of the same class or series as the Securities (collectively, the "Subject Securities") or (ii) attempt to induce any person to purchase any Subject Securities, except, only after the effectiveness of the Registration Statement, by offers to sell or the solicitation of offers to buy Subject Securities offered as principal by such Manager and except for brokerage transactions not involving solicitation of the customer's order. In addition, each Manager agrees that neither it nor any such affiliated purchaser will, from the date of the Telex until CSFBL shall have notified it of the termination of the selling restrictions set forth in Sections 3(a), (b) and (d) hereof, make bids or purchase for the purpose of creating actual, or apparent, active trading in or influencing the price of the Securities. Each Manager confirms that it will comply with Rules 101 and 104 of Regulation M (subject to any applicable exemption therefrom), as interpreted by the Commission, and all applicable laws and regulations of the U.K. Securities Investment Board. Each Manager confirms its agreement to the provisions of Section 3 of the Intersyndicate Agreement concerning the conduct of stabilization activities in connection with the public offering of the Securities, including CSFBC's authority to direct and control all stabilizing activities.





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         (b)   Each Manager further agrees that, until CSFBL shall have
notified it of the termination of the selling restrictions set forth in Sections 3(a), (b) and (d) hereof, such Manager will not, directly or indirectly, offer or sell the International Securities to any person at less than the offering price to the public to be determined (the "Offering Price"), other than (i) to a person whose business it is to buy or sell securities, or to act on behalf of persons who buy or sell securities, and then not below the Offering Price less a maximum permissible reallowance to be notified to such Manager by telex or (ii) to a company or other entity that is such Manager's subsidiary or holding company or another subsidiary of such holding company and then only on condition that such company will not directly or indirectly sell the International Securities otherwise than as stated in this Section 3(b).

         (c) No action has been or will be taken in any non-United States jurisdiction by the Managers or the Company that would permit a public offering of the International Securities, or possession or distribution of the International Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Manager agrees that it will not directly or indirectly purchase, offer, sell or deliver any International Securities or have in its possession or distribute or publish the International Prospectus or any other offering material in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations and that will not impose any obligations on the Company or the Managers, and all offers, sales and deliveries of International Securities and distributions of the International Prospectus or other offering material by such Manager will be made at such Manager's own expense. No Manager is authorized to make any representation or use any information in connection with the issue, subscription and sale of the International Securities other than as contained in the International Prospectus.

         (d) Except for purchases and sales pursuant to the Intersyndicate Agreement, the International Securities may not be offered or sold, directly or indirectly, and no International Prospectus may be distributed, in the United States or Canada as part of the distribution of the International Securities. Each Manager represents and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, any International Securities acquired by it as part of the distribution of the International Securities except to a Manager or pursuant to the Intersyndicate Agreement, and will not distribute any International Prospectus, in the United States or Canada.

         As used in this Section 3(d), an offer or sale shall be in the United States or Canada if it is made to (i) any individual resident in the United States or Canada or (ii) any corporation, partnership, pension, profit-sharing or other trust or other entity (including any such entity acting as an investment advisor with discretionary authority) whose office most directly involved with the purchase is located in the United States or Canada. "United States" means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction, and "Canada" means Canada, its provinces, territories and possessions and other areas subject to its jurisdiction.

         (e) Each Manager represents and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the International Securities will not offer or sell any International Securities to any persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the





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International Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the International Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (f) Each Manager represents that it is (i) a foreign bank, broker, dealer or other institution not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a member in good standing of the NASD. Each Manager that is not an NASD member agrees that it will comply, as though it were an NASD member, with Sections 8, 24 and 36 of
Article III of the NASD's Rules of Fair Practice, with Section 25 of such
Article III as it applies to a nonmember broker or dealer in a foreign country, and with the requirements of the NASD's Interpretation with Respect to Free-Riding and Withholding. Each Manager that is an NASD member agrees that in making sales of Securities it will comply with all applicable rules of the NASD, including, without limitation, Section 24 of Article III of the NASD's Rules of Fair Practice.

         (g) The terms of the Intersyndicate Agreement shall be binding on each of the Managers (whose acceptance of such terms shall be evidenced by its signature to this Agreement) as though set forth herein.

         (h) If advised by CSFBL that there will be a "pot", each Manager authorizes CSFBL, in its discretion, to receive for sale and to sell to investors at the public offering price, directly or through any other Manager selected by CSFBL, all or any part of the Securities to be purchased by such Manager, all as CSFBL determines. Upon CSFBL's request, such Manager will deliver to CSFBL for such Manager's account, or sell to CSFBL for its account or the account of one or more other Managers, such Securities at the Offering Price less, in the case of purchases for the account of CSFBL or another Manager, an amount determined by CSFBL not in excess of the selected dealer's or selling concession. Such reservations and sales to investors arranged by CSFBL need not be in proportion to a Manager's underwriting commitment under the Subscription Agreement.

         4. Payment and Delivery. CSFBL shall make arrangements for the payment for and delivery of the International Securities, shall advise the Managers of such arrangements by telex and shall receive on behalf of the Managers the compensation payable by the Company under Section 3 of the Subscription Agreement. At CSFBL's request, each respective Manager will pay CSFBL an amount equal to the Managers' purchase price pursuant to the Subscription Agreement with respect to the International Securities allotted to such Manager, and such payment will be credited to such Manager's account and applied to the payment of the purchase price to the Company.

         5. Waiver of Conditions. If any Manager wishes to waive compliance with any of the conditions in Section 6 of the Subscription Agreement, such Manager shall so notify CSFBL and CSFBL shall then, if reasonably practicable, consult with the other Managers. CSFBL shall, if it also wishes to so waive compliance, on receiving notice from each of the other Managers, or may, in its sole discretion, waive compliance with any such condition.

         6. Authority. Each of the Managers hereby authorizes CSFBL, as agent for and on behalf of such Manager, to do all acts and things that such Manager is, or all Managers together are, required or entitled to do under the Subscription Agreement and the Intersyndicate Agreement, including without prejudice to the generality of the foregoing:





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                          (a)  furnish the Company with the information to be
         included in the Registration Statement and International Prospectus with respect to the terms of the offering of the International Securities;

                          (b) arrange for the payment to the Company of the net purchase price for the International Securities in accordance with
         Section 3 of the Subscription Agreement;

                          (c) arrange for delivery of the International Securities in accordance with the directions of the Managers in respect of the International Securities purchased by them; and

                          (d) borrow in the Managers' names and for their several accounts (in proportion to their respective underwriting commitments under the Subscription Agreement) such amount as CSFBL shall in its sole discretion determine in order that payment for the International Securities can be effected on each Closing Date in accordance with Section 3 of the Subscription Agreement; and any amount so borrowed shall forthwith be reduced by the amount of all payments subsequently received from the Managers in respect of International Securities purchased by them.

         7. Distribution of Moneys; Expenses; Repurchase. (a) After payment of the aggregate net purchase price for the International Securities to the Company in accordance with the provisions of the Subscription Agreement and deduction of a Global Coordinator's super- praecipuum or other compensation as contemplated in Section 6 of the Intersyndicate Agreement, and subject to
Section 7(b) below, CSFBL shall, out of the balance of the moneys received by it pursuant to the issue of the International Securities:

                          (i)  deduct a praecipuum for the account of CSFBL in
         the amount of U.S. $           per International Security (which may
         be divided among CSFBL, Salomon Brothers International Limited, Adams, Harkness & Hill, Inc. and Hambrecht & Quist LLC in such proportions as they may determine); and

                          (ii) distribute among the Managers the balance of such moneys pro rata in proportion to their respective underwriting commitments under the Subscription Agreement, subject to the deduction for certain expenses as set forth herein, including without limitation stabilization and other expenses incurred pursuant to Sections 3 and 5 of the Intersyndicate Agreement.

         (b) CSFBL may charge the account of each respective Manager with its proportionate share, based upon its underwriting commitment under the Subscription Agreement, of any transfer taxes on sales made by CSFBL of the International Securities purchased by the Managers under the Subscription Agreement, advertising expenses and all other expenses incurred by CSFBL under this Agreement or in connection with the purchase, carrying, sale or distribution of the International Securities (including expenses incurred pursuant to Section 5 of the Intersyndicate Agreement and expenses of investor presentations). The accounts hereunder will be settled as promptly as practicable after the termination of the obligations of the Managers and the U.S. Underwriters set forth in Section 2 of the Intersyndicate Agreement, but CSFBL may reserve such amount as it deems advisable for additional expenses. CSFBL's determination of the amount to be paid to or by the Managers under this
Section 7(b) will be conclusive. CSFBL may at any time make partial distributions of credit balances or call for payment of debit balances. Any of the Managers' funds in





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CSFBL's hands may be held with its general funds without accountability for interest. Notwithstanding any settlement, each Manager will remain liable for any taxes on transfers for its account, and for its proportionate share, based on its underwriting commitment under the Subscription Agreement, of all expenses and liabilities that may be incurred by or for the accounts of the Managers.

         (c) Any International Securities sold or loaned by a Manager (the "Selling Manager") (otherwise than through the Representatives) that the Representatives purchases in the open market for the account of any U.S. Underwriter or any Manager prior to notification from CSFBL of the termination of the provisions of this subsection will be repurchased by such Selling Manager on demand at the cost of such purchase plus commissions and taxes on redelivery. Certificates representing the International Securities delivered on such repurchase need not be the identical certificates so purchased. In lieu of such action the Representatives may at their discretion sell for the account of such Selling Manager the International Securities so purchased and debit or credit the account of such Selling Manager for the loss or profit resulting from such sale, or charge the account of such Selling Manager with an amount not in excess of the selected dealer's or selling concession with respect to such International Securities. CSFBL may terminate the provisions of this subsection at any time at or subsequent to the termination of the selling restrictions set forth in Sections 3(a), (b) and (d) hereof by notice to the effect that the penalty bid provisions of this Agreement are terminated.

         (d) Amounts paid or reimbursed by the Company in respect of Managers' expenses will be retained by CSFBL (even if in excess of its expenses described in Section 7(b) above). The other Managers will not be reimbursed for any of their expenses in connection with the offering of the Securities.

         8. Unreimbursed Expenses. Any expenses that may be incurred by the Managers and not reimbursed by the Company shall be borne by the several Managers pro rata as nearly as practicable in proportion to their respective underwriting commitments under the Subscription Agreement.

         9. Default by Managers. Default by one or more Managers hereunder or under the Subscription Agreement will not release the other Managers from their obligations or affect the liability of any defaulting Manager to the other Managers for damages resulting from such default. If one or more Managers default under the Subscription Agreement, CSFBL may arrange for the purchase by others, including non- defaulting Managers, of International Securities not taken up by the defaulting Manager or Managers in accordance with Section 7 of the Subscription Agreement.

         10. Position of CSFBL. CSFBL will be under no liability to any Manager for any act or omission except for obligations expressly assumed by CSFBL herein, and no obligations on CSFBL's part will be implied hereby or inferred herefrom. The rights and liabilities of the Managers are several and not joint, and nothing herein contained shall constitute or be deemed to constitute the Managers as partners with each other or (except as expressly provided herein) render any Manager liable for the obligations of any other Manager. No Manager shall be bound in any way by the acts of any other Manager in respect of the issue of the International Securities except those of CSFBL on behalf of the Managers pursuant to the provisions of this Agreement, the Subscription Agreement or the Intersyndicate Agreement, and no Manager shall have any right to contribution or account against any other Manager except as expressly or by necessary implication provided herein. Each Manager shall bear all losses and expenses incurred by it and be entitled to retain all profits earned by it in connection with the Subscription Agreement except as otherwise expressly provided herein.





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         11.  Indemnification.  Each Manager will indemnify and hold harmless each other Manager and each person, if any, who controls such Manager within the meaning of Section 15 of the Act to the extent and upon the terms upon which each Manager agrees to indemnify the Company in the Subscription Agreement. Each Manager will indemnify the other Managers, each person, if any, who controls any of such Managers within the meaning of Section 15 of the Act and their respective directors and officers, against any losses, liabilities, damages, costs or claims, or actions in respect thereof (including, but not limited to, all costs of investigating, disputing or defending any such claim or action) to which any of such Managers may become subject arising out of or in connection with any unauthorized action by that Manager, failure by that Manager to observe any of the restrictions or requirements of Section 3 or otherwise set forth herein or the giving of any information or the making by that Manager of any unauthorized representation or the use by that Manager of any information that is not contained in the Prospectuses relating to the Securities or any amendment or supplement thereto.

         12. Contribution. Each Manager (including CSFBL) will pay, upon CSFBL's request, as contribution, its proportionate share, based upon such Manager's underwriting commitment under the Subscription Agreement, of any losses, claims, damages or liabilities, joint or several, paid or incurred by any Manager to any person other than a Manager, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectuses, any amendment or supplement thereto or any related preliminary prospectus or any other selling or advertising material approved by CSFBL for use by the Managers in connection with the sale of the International Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by a Manager through CSFBL specifically for use therein); and will pay such proportionate share of any legal or other expenses reasonably incurred by CSFBL or with CSFBL's consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Manager's obligation under this Section 12, appropriate adjustment may be made by CSFBL to reflect any amounts received by any one or more Managers in respect of such claim from the Company or any other person (other than a Manager) pursuant to Section 7 of the Subscription Agreement or otherwise. There shall be credited against any amount paid or payable by a respective Manager pursuant to this Section 12 any loss, damage, liability or expense that is incurred by such Manager as a result of any such claim asserted against it, and if such loss, claim, damage, liability or expense is incurred by such Manager subsequent to any payment by it pursuant to this Section 12, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, CSFBL may take such action in connection therewith as it deems necessary or desirable, including retention of counsel for the Managers, and in CSFBL's discretion separate counsel for any particular Manager or group of Managers, and the fees and disbursements of any counsel so retained by CSFBL shall be included in the amounts payable pursuant to this Section 12. In determining amounts payable pursuant to this Section 12, any loss, claim, damage, liability or expense incurred by any person controlling any Manager within the meaning of Section 15 of the Act that has been incurred by reason of such control relationship shall be deemed to have been incurred by such Manager. Any Manager may elect to retain at its own expense its own counsel. CSFBL may settle or consent to the settlement of any such claim, on advice of counsel retained by CSFBL, upon consultation, if practicable, with the Managers. Whenever CSFBL receives notice of the assertion of any claim to which the provisions of this Section 12 would be applicable, CSFBL will give prompt notice thereof to each Manager. CSFBL will also furnish each Manager with periodic reports, at such times as it deems appropriate as to the status of such claim and the action taken by it in connection therewith, but shall have absolute discretion to





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determine the response to any such claim and to take action in connection therewith, including directing any action, suit or proceeding on behalf of each Manager. If any Manager or Managers default in their obligation to make any payments under this Section 12, each non-defaulting Manager shall be obligated to pay its proportionate share of all defaulted payments, based on such Manager's underwriting commitment under the Subscription Agreement as related to such underwriting commitments of all non-defaulting Managers. Nothing herein shall relieve such defaulting Manager from liability for its own default.

         13. Questionnaire. Each Manager by its execution of this Agreement hereby confirms that (except as may have been previously set forth in a written notice from it to CSFBL):

                 (a) neither it nor any of its directors, officers or partners have a material relationship with the Company;

                 (b) except as described in this Agreement, in written notices to it from CSFBL or in the Prospectuses, it does not know of any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the International Securities;

                 (c) it has not prepared any report or memorandum for external use in connection with the proposed offering; [and]

                 (d) it is not an "affiliate" of the Company for purposes of Schedule E to the By-Laws of the NASD. It understands that under Schedule E (except as provided in Section 2(a)(3) thereof) two entities are "affiliates" of each other if one entity controls, is controlled by, or is under common control with, the second entity and that "control" is presumed to exist if one entity (or, in the case of an NASD member, the entity and all "persons associated with" it (as defined in the NASD By-Laws)) beneficially owns 10% or more of the second entity's outstanding voting securities;

                 (e) it does not have a "conflict of interest" with the Company under Schedule E to the NASD By-Laws. In that regard, it specifically confirms that it, its "parent" (as defined in Schedule E), affiliates and "persons associated with" it (as defined in the NASD By-Laws) in the aggregate do not beneficially own 10% or more of the Company's "common equity", "preferred equity" or "subordinated debt" (as each such term is defined in Schedule E);

                  (f) neither it nor any of its directors, officers, partners or "persons associated with" it (as defined in the NASD By-Laws) nor, to its knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling or distribution group and any other persons associated with or related to any of the foregoing) or any other broker-dealer (i) within the last 12 months has purchased in private transactions, or intends before, at or within six months after, the commencement of the public offering of the International Securities to purchase in private transactions, any securities of the Company or any Company Related Party (as hereinafter defined), (ii) within the last 12 months had any dealings with the Company or any subsidiary or controlling person thereof (other than relating to the proposed Subscription Agreement and the Underwriting Agreement) as to which documents or information are required to be filed with the NASD pursuant to its Corporate Financing Rule (a copy of each of the NASD provisions referred to in this Section 13(d) is available from CSFBL upon request), or (iii) during the 12 months immediately preceding the filing of any Registration Statement, has entered into





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
         any arrangement which provided or provides for the receipt of any item of value (including, but not limited to, cash payments and expense reimbursements) and/or the transfer of any warrants, options or other securities from the Company or any Company Related Party to it or any related person. There is no association or affiliation between it and (i) any officer or director of the Company or any Company Related Party, or (ii) any securityholder of 5% or more (or, in the case of an initial public offering of equity securities, any securityholder) of any class of securities of the Company or a Company Related Party; it being understood that for purposes of this Section 13(f), the term "Company Related Party" includes any affiliate of the Company, and the officers or general partners, directors, employees and securityholders thereof. (If there are any exceptions, the identity of the person with whom the association or affiliation exists shall be stated and, if relevant, the number of equity securities or the face value of debt securities owned by such person, the date such securities were acquired and the price paid for such securities shall also be stated.);

                 (g) No portion of the net offering proceeds from the sale of the Securities will be paid to us or any of our affiliates or "persons associated with" us (as defined in the NASD By-Laws) or members of the immediate family of any such person;

                 (h) neither it nor any "group" (as that term is used in Section 13(d)(3) of the Exchange Act) of which it is a member is the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of more than 5% of any class of voting securities of the Company, nor does it have any knowledge that more than 5% of any class of voting securities of the Company is held or to be held subject to any voting trust or other similar agreement;

                 (i) it has not within the past 12 months prepared or had prepared for it any engineering, management or similar report or memorandum relating to broad aspects of the business, operations or products of the Company. (This confirmation does not apply to reports solely consisting of recommendations to buy, sell or hold the Company's securities, unless such recommendations have changed within the past six months, or to information already contained in documents filed with the Commission. If there are any exceptions, four copies of each report and memorandum shall have been furnished to CSFBL and each class of persons who received such material shall have been identified and the number of copies distributed to each such class.).

         14. Time of the Essence. In the performance of this Agreement time shall be of the essence.

         15. APPLICABLE LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The parties hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         16. Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

                                  CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED



                                  By:_________________________________________
                                      [Name]


                                  SALOMON BROTHERS INTERNATIONAL LIMITED
                                  ADAMS, HARKNESS & HILL, INC.
                                  HAMBRECHT & QUIST LLC

                                  Each by its duly authorized attorney-in-fact:



                                  By:__________________________________________
                                      [Name]





                                      -10-